2017 Annual Report

We are highly focused on developing treatments for rare and diﬃ cult cancers such as acute myeloid leukemia (“AML”); glioblastoma; cutaneous T-cell lymphoma, (“CTCL”), a deadly form of skin cancer; and pancreatic cancer. Critical to this eﬀ ort is leveraging our continued collaborations and relationships with world-leading cancer centers like MD Anderson Cancer Center, Emory University, the Mayo Clinic and others. We have three highly diﬀ erentiated technologies (focused on DNA targeting, cell signaling and tumor metabolism) that we believe have breakthrough potential to treat these diﬃ cult cancers. From those three core technologies, we now have six potential oncology drug candidates. One of those drugs is currently in clinical trials, and we expect two more to begin clinical trials this year. The achievements of 2017 are the foundation from which we will build this company going forward. We now have a diverse oncology drug development portfolio that gives Moleculin multiple shots on goal. DEAR SHAREHOLDERS 2017 was a great year for Moleculin. We made signifi cant progress in advancing from a preclinical company at the beginning of the year to a clinical stage company developing oncology drug candidates that could be “game changers” for cancer patients by the end of the year. DEVELOPMENT PIPELINE

Our potentially disruptive technologies include Annamycin, a DNA targeting chemotherapy agent that is active against multidrug resistant tumor cells and has been designed to be non-cardio toxic (unlike currently approved drugs in this class); immuno-stimulating STAT3 inhibitors WP1066 and WP1732 that target the cell signaling of glioblastoma, pancreatic cancer and many other tumors; and WP1122, an inhibitor of glycolysis that has been shown in preclinical testing to effectively disrupt the metabolism of tumors by blocking the energy supply they require and effectively starves the cancer cells to death.

We are very excited to have the first patients dosed in our Annamycin trial at the University Hospitals Cleveland Medical Center. The structure of the trial is a Phase I/II with the first phase intended to establish the optimum dosing and the second phase to expand our understanding of safety and efficacy. We are currently in the process of recruiting and enrolling patients for this trial. In Poland, we submitted an application in October 2017 for a Clinical Trial Authorization ("CTA") of Annamycin for the treatment of relapsed or refractory acute myeloid leukemia. The start of clinical trials in Poland remains subject to confirmation and approval of the CTA by the Polish National Office. We remain optimistic on commencing the clinical trials in Poland during 2018, but we cannot provide assurance that we will receive approval on a timely basis. One of our key goals for 2018 is to be able to report positive clinical data from our Annamycin trials.

The vast majority of AML patients today will not succeed with first line therapy and do not have a viable second line therapy. We believe that Annamycin can be that second line therapy for those that have exhausted previous treatment protocols. From a macro perspective this is a significant unmet need that we believe may qualify for an accelerated approval pathway. From a patient's perspective, Annamycin could be a lifeline to get them to the point where they may be eligible for the needed bone marrow transplant that could potentially save their life. We are dedicated to making that happen.

Additionally, this past December we announced that a physician sponsored Investigational New Drug application for a Phase I trial of Moleculin's WP1066 in patients with recurrent malignant glioma and brain metastasis from melanoma was allowed by the U.S. Food and Drug Administration. We expect WP1066 will become our second drug to begin clinical trials. The clinician sponsored trial will be conducted at the MD Anderson Cancer center to evaluate safety and efficacy. We believe WP1066 represents a new class of oncology drugs able to fight tumors on two fronts by directly inhibiting STAT3 cell signaling that supports tumor activity, and independently stimulating a natural immune response. This constitutes a potential new approach to treating brain tumors and tumor metastasis to the brain.

We expect to request a clinical trial authorization in Poland for WP1220 for the topical treatment CTCL, which we expect will become our third compound in clinical trials in late 2018 or early 2019. WP1220 is one of our patented STAT3 inhibitors developed to be compatible with topical formulations and was selected based on its preclinical activity in CTCL cell lines and based on the need for better topical treatments for skin cancer.

As we look ahead to 2019 and beyond, we are excited about a new molecule that we recently licensed from MD Anderson, WP1732, that shares many of the same characteristics of WP1066, especially its ability to inhibit activated STAT3, which is widely considered a key transcription factor involved in the development and progression of tumors. WP1732 has demonstrated significantly different organ distribution in animal models, suggesting it could be especially well-suited to target pancreatic cancer, one of the most deadly and difficult to treat.

An important attribute of WP1732 is that it is more water-soluble than WP1066. So, while we have been focused on oral delivery of WP1066, WP1732 is ideally suited to intravenous ("IV") administration, which makes the delivery of the drug potentially more convenient and efficacious. We've already started the process of preparing the preclinical data necessary for an IND for WP1732 and we hope to have that preparation completed in 2018.

During 2017 we expanded our outstanding Scientific Advisory Board. Led by Waldemar Priebe, PhD., a Founder of Moleculin and the Company's Founding Scientist, we have assembled a team of world-renowned experts in various cancer fields that includes John Paul Waymack, MD; Elihu Estey, MD; and Jorge Cortes, MD. Together with our two Chief Medical Officers, Robert Shepard, MD (Annamycin), and Sandra Silberman, MD (New Products), their expertise and guidance have enabled Moleculin to successfully proceed in the development of our highly differentiated compounds. Our expectation is that 2018 will see significant progress in advancing our portfolio of unique cancer treatments.

We look to leverage on the successes of 2017 into 2018 and beyond. We are dedicated to dramatically changing the way rare and difficult cancers like AML, brain tumors, CTCL and pancreatic cancer are treated. At the end of the day, we have the potential to save and improve lives and to provide hope for those that have seemingly exhausted all options.

We thank you, our loyal shareholders, for your support and we are committed to enhancing the value of your investment in Moleculin in the years to come.

Best regards,



Walter Klemp, Chairman and CEO

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CORPORATE INFORMATION

EXECUTIVE OFFICERS

Walter V. Klemp
President, Chief Executive Officer and Chairman

Jonathan P. Foster, CPA, CGMA
Executive Vice-President, Chief Financial Officer and Treasurer

Robert Shepard, MD, FACP
Chief Medical Officer

Donald Picker, PhD
Chief Science Officer

Sandra Silberman, MD, PhD
Chief Medical Officer - New Products

BOARD OF DIRECTORS

Walter V. Klemp

Robert George

Michael Cannon

John Climaco

HEADQUARTERS

2575 West Bellfort, Suite 333
Houston, Texas 77054

EMPLOYEES

12 (as of March 31, 2018)

STOCK LISTING

NASDAQ: MBRX

ANNUAL MEETING

The Annual Meeting of Stockholders will be held at 1:30 p.m. local time on Wednesday, June 6, 2018 at DoubleTree - Houston by the Galleria 5353 Westheimer Road Houston, TX 77056

AUDITORS

Grant Thornton LLP
www.grantthornton.com

CORPORATE COUNSEL

Schiff Hardin LLP
www.schiffhardin.com

TRANSFER AGENT

Vstock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598
Phone: +1.212.828.8436
www.VStockTransfer.com

INVESTOR RELATIONS

Lytham Partners, LLC
3800 N. Central Avenue
Ste # 750
Phoenix, Arizona 85012
Phone: +1.602.889.9700
www.lythampartners.com

FORWARD LOOKING STATEMENT

Important Note About Forward-Looking Statements.
This report contains statements that discuss our future expectations, contains projections of our results of operations and financial condition and includes other forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Our actual results may differ significantly and materially from those expressed in these forward-looking statements as a result of risks and uncertainties, including those detailed in our Annual Report on Form 10-K. We disclaim any intent or obligation to update these forward-looking statements, and you should not rely on them.

Moleculin Biotech, Inc. (Nasdaq: MBRX) 2575 West Bellfort, Suite 333 Houston, TX, 77054 (713) 300-5160 info@moleculin.com www.moleculin.com